EXHIBIT 10.3

October 31, 2008

The Parent Company

717 17th Street, Suite 1300

Denver, CO 80202

Attention: Chief Executive Officer and Chief Financial Officer

Re:	Investment Agreement

Ladies and Gentlemen:

Reference is made to that certain Investment Agreement dated as of July 10, 2008 (as amended or modified from time to time, the “Investment Agreement”) by and among The Parent Company, a Colorado corporation (“Parent”), BabyUniverse, Inc., a Colorado corporation (“BabyUniverse”), eToys Direct, Inc., a Colorado corporation (“eToys Direct”), PoshTots, Inc., a Colorado corporation (“PoshTots”), Dreamtime Baby, Inc., a Colorado corporation (“Dreamtime”), My Twinn, Inc., a Colorado corporation (“My Twinn”, and collectively with Parent, BabyUniverse, eToys Direct, PoshTots and Dreamtime, the “Borrowers”), the Guarantors from time to time party thereto, Laminar Direct Capital, L.L.C., as Collateral Agent (the “Agent”) for the Lenders thereunder and the Lenders from time to time party thereto. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Investment Agreement.

At the Loan Parties’ request, and notwithstanding any provision of the Investment Agreement to the contrary, the Lenders hereby consent and agree, on a one-time basis, to extend the due date to October 31, 2008 for the interest payment payable by the Borrowers under the Investment Agreement on October 1, 2008 (it being understood and agreed that the amount of such interest payment to be paid on October 31, 2008 shall include interest accrued at the Default Rate from October 1, 2008 through October 31, 2008).

The consent and agreement set forth herein shall be effective as of October 1, 2008 and shall not (a) be construed as a consent to any breach or default other than to the extent specifically consented to herein, (b) affect the right of the Lenders to demand compliance by the Loan Parties with all terms and conditions of the Investment Agreement which terms and conditions shall continue in full force and effect, except as specifically modified hereby, (c) be deemed a consent to or waiver of any other transaction or future action on the part of the Loan Parties requiring the Lenders’ consent or approval under the Investment Agreement, or (d) except as consented to or waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Lenders’ exercise of any rights or remedies under the Investment Agreement or any other Loan Document, whether arising as a consequence of any Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

This letter shall constitute a Loan Document and shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made or to be performed in the State of New York.

Very truly yours,

LAMINAR DIRECT CAPITAL, L.L.C., as a Lender and as Agent

By:	/s/ Daniel Posner
Name:	Daniel Posner
Title:	Authorized Signatory

Accepted and agreed as of the date first above written:

THE PARENT COMPANY

By:	/s/ Michael Wagner
Name:	Michael Wagner
Title:	CEO

BABYUNIVERSE, INC.

By:	/s/ Michael Wagner
Name:	Michael Wagner
Title:	CEO

ETOYS DIRECT, INC.

By:	/s/ Michael Wagner
Name:	Michael Wagner
Title:	CEO

POSHTOTS, INC.

By:	/s/ Michael Wagner
Name:	Michael Wagner
Title:	CEO

DREAMTIME BABY, INC.

By:	/s/ Michael Wagner
Name:	Michael Wagner
Title:	CEO

MY TWINN, INC.

By:	/s/ Michael Wagner
Name:	Michael Wagner
Title:	CEO

ETOYS DIRECT 1, LLC
By: eToys Direct, Inc., its Managing Member

By:	/s/ Michael Wagner
Name:	Michael Wagner
Title:	CEO

ETOYS DIRECT 2, LLC
By: eToys Direct, Inc., its Managing Member

By:	/s/ Michael Wagner
Name:	Michael Wagner
Title:	CEO

ETOYS DIRECT 3, LLC
By: eToys Direct, Inc., its Managing Member

By:	/s/ Michael Wagner
Name:	Michael Wagner
Title:	CEO

GIFT ACQUISITION, L.L.C.
By: eToys Direct, Inc., its Managing Member

By:	/s/ Michael Wagner
Name:	Michael Wagner
Title:	CEO